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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  June 26, 2007

                               ROGERS CORPORATION
               (Exact name of Registrant as specified in Charter)

            Massachusetts                 1-4347                  06-0513860
   (State or Other Jurisdiction of  (Commission File Number)  (I.R.S. Employer
           Incorporation)                                    Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
              (Address of Principal Executive Offices and Zip Code)

                                 (860) 774-9605
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 2.05         Costs Associated with Exit or Disposal Activities

On June 26, 2007, Rogers Corporation (the Company) committed to a plan to restructure its workforce and reduce other related costs. The plan calls for a significant company-wide employee reduction intended to streamline operations. Together with the plan announced on June 13, 2007 related to the employee reduction in the Company's Custom Electrical Components reporting segment, the total cash severance charge is expected to be approximately $3 million. The Company is currently assessing the impact of the related severance costs on the second quarter 2007 earnings in accordance with Statement of Financial Accounting Standards (SFAS) No. 146, Accounting for Costs Associated with Exit or Disposal Activities, and SFAS No. 112, Employers' Accounting for Postretirement Benefits, and will provide this information when it is available.

A copy of the press release issued by the Company on June 27, 2007 announcing the restructuring is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 2.06         Material Impairments

As a result of increased global competition and price pressure driven by over capacity in the flexible circuit materials market, on June 26, 2007 the Company determined that it currently expects to take a non-cash impairment charge in the second quarter of 2007 related to the write-down of certain assets within the Company's Printed Circuit Materials reporting segment. These assets currently have a book value of approximately $7 million, and are comprised of land, a building, equipment and inventory. The Company, with the assistance of an independent third party valuation specialist, is currently performing a complete valuation analysis on these assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and will provide this information when it is able to make a determination of such estimate or range of estimates of the impairment charge.

It is not anticipated that the impairment charge will result in future cash expenditures by the Company.

A copy of the press release issued by the Company on June 27, 2007 announcing the expected impairment charge is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7.01         Regulation FD Disclosure

On June 27, 2007, the Company also announced an update to its second quarter 2007 guidance. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. At this time, the Registrant can not provide the required reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures, as the potential impairment charges resulting in the non-GAAP financial measures are not known to the Company as of the time of this filing. These reconciliations will be included in future filings when these amounts, or a range of these amounts, become determinable.

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References to non-GAAP earnings per share (excluding the potential effect of the aforementioned potential impairment charges) are included in the earnings release because management believes that diluted earnings per share, excluding the effect of the potential impairment charges, is a measure that should be presented as it is useful to investors. Management believes that the following should be considered when evaluating these non-GAAP financial measures:

o Rogers reviews the operating results of its business excluding the impact of any asset impairment because it provides an additional basis of comparison. The Company believes that these events are unusual in nature, and would not necessarily be indicative of ongoing operating results. As a result, management believes that excluding such charges is useful in comparing past, current and future periods.

o Asset impairments principally represent adjustments to the carrying value of certain assets and do not typically require a cash payment.

o While asset impairments are typically material, they are generally considered to be outside the normal operations of a business.

o Corporate management is responsible for the initial and ongoing investments and for making decisions about asset impairment and related charges on those investments.

The non-GAAP financial measures included in the earnings release will be reconciled to the comparable GAAP results when these amounts are known and such reconciliations will be posted on the Registrant's website at www.rogerscorporation.com.

The information furnished in this report in this Item 7.01 and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.



Item 9.01         Financial Statements and Exhibits

(c)      Exhibits

Exhibit No.                                 Description
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99.1                 Press release, dated June 27, 2007, issued by Rogers
                     Corporation (filed herewith pursuant to Items 2.05 and 2.06 and furnished herewith pursuant to Item 7.01).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ROGERS CORPORATION


                                      By:  /s/ Dennis M. Loughran
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                                           Dennis M. Loughran
                                           Vice President, Finance and
                                              Chief Financial Officer

Date:  June 27, 2007